UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 South Syracuse Street Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2014, Margaret Kelly, the Chief Executive Officer and Acting Chief Financial Officer of RE/MAX Holdings, Inc. (the “Company”), informed the Board of Directors of the Company of her decision to retire on December 31, 2014. As a result of her retirement, Ms. Kelly will cease serving as the Chief Executive Officer, the Acting Chief Financial Officer and as a member of the Company’s Board of Directors effective as of December 31, 2014. Ms. Kelly’s resignation is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Ms. Kelly’s retirement, the Company’s Board of Directors has appointed David Liniger, the Company’s Chairman and Co-Founder, as the Company’s Chief Executive Officer effective as of December 31, 2014. Mr. Liniger’s biographical information and other information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K are contained in the Company’s most recent definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on March 28, 2014, which information is incorporated by reference herein.

In addition, the Company’s Board of Directors has appointed Karri Callahan, who currently serves as the Company’s Vice President, Corporate Controller and Acting Chief Accounting Officer (and acting principal accounting officer), as the Company’s Acting Chief Financial Officer (and acting principal financial officer) effective as of December 31, 2014. Ms. Callahan will serve in this capacity until David Metzger, the Company’s Chief Operating Officer and Chief Financial Officer, returns from a temporary leave of absence due to the illness of a family member. Ms. Callahan’s biographical information is contained in the Form 8-K filed by the Company with the SEC on November 10, 2014.

The Company has entered into a Separation and Release of Claims Agreement with Ms. Kelly, pursuant to which Ms. Kelly will receive 36 months of her annual base salary, of which $520,000 shall be paid on December 31, 2014 and $1,790,000 shall be paid in the form of salary continuation beginning nine months after her separation date, 36 months of continued employee benefits from the Company, and a performance bonus for 2014 of $231,000. Her unvested restricted stock units will vest on December 31, 2014 and she will be entitled to exercise vested stock options until January 1, 2017, notwithstanding the expiration provisions of her option agreement.

The foregoing summary of the Separation and Release of Claims Agreement does not purport to be complete and is qualified it its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on December 11, 2014 regarding the CEO transition at the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation and Release of Claims Agreement

99.1	Press release, dated December 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: December 12, 2014	By:	/s/ Geoff Lewis
Geoff Lewis
Executive Vice President